Exhibit (11) under N-1A
                                   Exhibit 23 under Item 601/Reg SK



                              ARTHUR ANDERSEN LLP









                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 17 to Form N-1A Registration Statement of Automated Cash Management Trust (a portfolio of Money Market Obligations Trust) of our report dated September 8, 1995, on the financial statements as of July 31, 1995, included in or made part of this registration statement.



By: ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
October 9, 1995